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                                                              Exhibit 23.2

RP(R) FINANCIAL, LC
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Financial Services Industry Consultants



                                         September 15, 2006

Board of Trustees
Hampden Bank
19 Harrison Avenue
Springfield, MA 01102

Members of the Board of Trustees:

We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 for Hampden Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of Hampden Bancorp, Inc.


                                        Sincerely,
                                        RP(R) FINANCIAL, LC.

                                        /s/ RP FINANCIAL, LC.



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